Exhibit 99.1


Contact:
Marc Panoff, CFO                         Garth Russell / Todd Fromer
Nephros, Inc.                            KCSA Worldwide
Tel: 212-781-5113                        212-896-1250 / 212-896-1215
                                         grussell@kcsa.com / tfromer@kcsa.com
                                         ------------------------------------


                          Nephros Receives FDA Approval
                    For its OLpur(TM) HD190 High Flux Filter

NEW YORK, June 17, 2005 -- Nephros, Inc. (AMEX: NEP), announced today that it received 510(k) clearance for its OLpur(TM) HD190 high flux filter from the United States Food and Drug Administration (FDA). This 510(k) clearance allows Nephros to market its OLpur(TM) HD190 filter in the United States.

Norman Barta, CEO of Nephros, stated, "We're excited that this filing with the FDA was approved this quickly. The OLpur(TM) HD190 shares a number of components and characteristics with our core OLpur(TM) MD190 filter. This approval marks the beginning of our move into the U.S, and we believe this approval should also simplify and accelerate the 510(k) approval process for our MD190 and H2H(TM) products."

Nephros's OLpur(TM) HD190 is designed for use in a variety of End Stage Renal Disease (ESRD) therapies, including hemodialysis (HD) and hemodiafiltration
(HDF), and is labeled accordingly. On-line HDF is not currently approved in the United States. While the OLpur(TM) HD190 is not expected to offer a substantial sales opportunity in the foreseeable future, Nephros believes the approval of the OLpur(TM) HD190 is an important step in the regulatory process to gain approval for its more advanced ESRD therapies in the U.S.

Nephros's OLpur(TM) MD190 hemodiafilter is an advanced proprietary cartridge designed specifically for use in HDF therapy, which is currently not available in the U.S. The OLpur(TM) MD190 hemodiafilter received CE Mark regulatory approval in 2003 and is currently in use in Europe, including the U.K., France, Germany, Italy, The Netherlands and Sweden. Nephros plans to seek FDA approval of its OLpur(TM) MD190 and its OLpur(TM) H2H(TM) - an add-on module that converts the most common types of hemodialysis machines into HDF-capable machines - and to introduce both products in the U.S. simultaneously.

About Nephros, Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products remove a range of harmful substances more effectively, and more cost-effectively, than existing treatment methods; particularly with respect to substances known collectively as "middle molecules", due to their

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molecular weight, that have been found to contribute to such conditions as carpal tunnel syndrome, dialysis related amyloidosis, degenerative bone disease, and ultimately, to mortality in the ESRD patient.

Forward Looking Statements
This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros's technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) potential products that appeared promising in early research or clinical trials to Nephros may not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals; (iii) product orders may be cancelled, patients currently using Nephros's products may cease to do so and patients expected to begin using Nephros's products may not; (iv) Nephros may not be able to obtain funding if and when needed; (v) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (vi) HDF therapy may not be accepted in the United States and/or Nephros's technology and products may not be accepted in target markets; (vii) Nephros may not be able to sell its products at competitive prices or profitably; and (viii) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros's filings with the Securities and Exchange Commission, including Nephros's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2004 and its Quarterly Report on Form 10-QSB filed with the SEC for the fiscal quarter ended March 31, 2005. Investors and security holders are urged to read those documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.



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